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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of Earliest Event Reported): April 20, 1999

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                           PREMIER BANCSHARES, INC.
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            (Exact name of Registrant as specified in its charter)


          Georgia                         1-12625               58-1793778
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(State or other jurisdiction of     (Commission File No.)    (IRS Employer
 incorporation or organization)                             Identification No.)



                              2180 Atlanta Plaza
                           950 East Paces Ferry Road
                            Atlanta, Georgia 30326
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         (Address of principal executive offices, including zip code)
                                (404) 814-3090
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             (Registrant's telephone number, including area code)

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         (Former name or Former Address if Changed Since Last Report)

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                             ITEM 5. OTHER EVENTS

     On April 20, 1999, Premier Bancshares, Inc. ("Premier"), and Farmers & Merchants Bank ("Farmers") entered into an Agreement and Plan of Reorganization (the "Agreement"), pursuant to which Premier will acquire all of the issued and outstanding shares of Farmers common stock through the merger of a newly-formed interim corporate subsidiary of Premier with and into Farmers. Following this merger, Farmers will be operated as a wholly-owned subsidiary of Premier.

     The transaction is subject to approval by the shareholders of Farmers, appropriate regulatory approvals and the satisfaction of certain other conditions contained in the Agreement.

     Based in the Atlanta metropolitan area, Premier is a bank holding company with four subsidiaries: Premier Bank, Premier Lending Corporation, The Bank of Spalding County and First Community Bank of Henry County.

     Farmers is a state-chartered community bank located in Summerville, Georgia, which operates from its main office and three branches in Chattooga County.

                   ITEM 6. FINANCIAL STATEMENTS AND EXHIBITS

     (C)  Exhibits

          2.1 Agreements and Plan of Reorganization dated April 20, 1999 by and between Premier Bancshares, Inc., PMB Acquisition Corp., and Farmers & Merchants Bank.

          99   Press Release.

                                   SIGNATURE

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               PREMIER BANCSHARES, INC.

Date: April 20, 1999                           /s/ Michael E. Ricketson
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                                               Michael E. Ricketson
                                               Executive Vice President and
                                               Chief Financial Officer